Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer
	Telephone:	(503) 220-0988

BBSI
ANNOUNCES FOURTH QUARTER 2005 OPERATING RESULTS AND
FINANCIAL GUIDANCE FOR 1Q06

        PORTLAND, OREGON, February 9, 2006 — Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $4.3 million for the fourth quarter ended December 31, 2005, an improvement of approximately $1.8 million or 72% over net income of $2.5 million for the fourth quarter of 2004. Diluted earnings per share for the 2005 fourth quarter were $.37, as compared to diluted earnings per share of $.27 for the same quarter a year ago. For 2005, diluted earnings per share were $1.21, as compared to $.79 for 2004.

        Net revenues for the fourth quarter ended December 31, 2005 totaled $58.0 million, an increase of approximately $6.0 million or 11.5% over the $52.0 million for the same quarter in 2004. For 2005, net revenues were $231.4 million, an increase of approximately $36.4 million or 18.7% over 2004.

	(Unaudited) Fourth Quarter Ended December 31,		(Unaudited) Year Ended December 31,
Results of Operations	2005	2004	2005	2004
(in thousands, except per share amounts)
Revenues:
Staffing services	$29,251	$32,317	$130,098	$123,514
Professional employer service fees	28,712	19,651	101,291	71,447

Total revenues	57,963	51,968	231,389	194,961

Cost of revenues:
Direct payroll costs	21,864	23,883	97,006	91,190
Payroll taxes and benefits	16,238	11,988	63,889	45,544
Workers' compensation	6,302	6,234	24,667	23,071

Total cost of revenues	44,404	42,105	185,562	159,805

Gross margin	13,559	9,863	45,827	35,156
Selling, general and administrative expenses	7,043	5,756	25,670	22,330
Depreciation and amortization	282	256	974	1,008

Income from operations	6,234	3,851	19,183	11,818
Other income (expense), net	519	300	747	432

Income before taxes	6,753	4,151	19,930	12,250
Provision for income taxes	2,439	1,674	7,440	4,879

Net income	$4,314	$2,477	$12,490	$7,371

Basic earnings per share	$.39	$.29	$1.29	$.86

Weighted average basic shares outstanding	11,018	8,611	9,647	8,587

Diluted earnings per share	$.37	$.27	$1.21	$.79

Weighted average diluted shares outstanding	11,739	9,287	10,343	9,289

Barrett Business Services, Inc.
News Release — Fourth Quarter 2005
February 9, 2006

        The Company changed its reporting of PEO revenues from a gross basis to a net basis in 2002. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

(in thousands)	(Unaudited) Fourth Quarter Ended December 31,		(Unaudited) Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Staffing services	$29,251	$32,317	$130,098	$123,514
Professional employer services	183,843	119,871	635,743	419,010

Total revenues	213,094	152,188	765,841	542,524

Cost of revenues:
Direct payroll costs	175,924	122,697	625,242	434,034
Payroll taxes and benefits	16,237	11,988	63,888	45,544
Workers' compensation	7,374	7,640	30,884	27,790

Total cost of revenues	199,535	142,325	720,014	507,368

Gross margin	$13,559	$9,863	$45,827	$35,156

        Gross revenues of $213.1 million for the 2005 fourth quarter rose 40.0% over the comparable 2004 period. For 2005, gross revenues of $765.8 million increased 41.2% over 2004.

        A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2005 and 2004 (in thousands):

	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2005	2004	2005	2004	2005	2004
Revenues:
Staffing services	$29,251	$32,317	$—	$—	$29,251	$32,317
Professional services	183,843	119,871	(155,131)	(100,220)	28,712	19,651

Total revenues	$213,094	$152,188	$(155,131)	$(100,220)	$57,963	$51,968

Cost of revenues:	$199,535	$142,325	$(155,131)	$(100,220)	$44,404	$42,105

For the years ended December 31, 2005 and 2004 (in thousands):

	Gross Revenue Reporting Method		Reclassification		Net Revenue Reporting Method
	2005	2004	2005	2004	2005	2004
Revenues:
Staffing services	$130,098	$123,514	$—	$—	$130,098	$123,514
Professional services	635,743	419,010	(534,452)	(347,563)	101,291	71,447

Total revenues	$765,841	$542,524	$(534,452)	$(347,563)	$231,389	$194,961

Cost of revenues:	$720,014	$507,368	$(534,452)	$(347,563)	$185,562	$159,805

Barrett Business Services, Inc.
News Release — Fourth Quarter 2005
February 9, 2006

        William W. Sherertz, President and Chief Executive Officer, commented that: “We are pleased with our 72% increase in net income for the fourth quarter of 2005 as compared to the same quarter a year ago and with the continuing growth of our customer base throughout all operating regions.”

        The following summarizes the unaudited consolidated balance sheets at December 31, 2005 and December 31, 2004.

	(Unaudited)
(in thousands)	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$61,361	$12,153
Marketable securities	3,548	4,630
Trade accounts receivable, net	26,328	23,840
Prepaid expenses and other	2,514	1,364
Deferred income taxes	5,864	4,100
Workers' compensation receivables for insured claims	242	213

Total current assets	99,857	46,300
Marketable securities	396	—
Goodwill, net	22,516	22,516
Intangibles, net	5	25
Property, equipment and software, net	13,071	4,301
Restricted marketable securities and workers'
compensation deposits	2,041	1,702
Deferred income taxes	341	582
Other assets	1,528	401
Workers' compensation receivables for insured claims	4,546	4,158

	$144,301	$79,985

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$348	$348
Accounts payable	1,366	994
Accrued payroll, payroll taxes and related benefits	28,650	17,427
Workers' compensation claims liabilities	5,729	4,946
Workers' compensation claims liabilities for insured claims	242	213
Safety incentives liabilities	7,687	4,807
Other accrued liabilities	360	414

Total current liabilities	44,382	29,149
Long-term debt, net of current portion	1,094	1,441
Customer deposits	663	608
Long-term workers' compensation claims liabilities	8,532	6,465
Long-term workers' compensation liabilities for insured claims	2,866	2,533
Deferred gain on sale and leaseback	914	1,036
Stockholders' equity	85,850	38,753

	$144,301	$79,985

Barrett Business Services, Inc.
News Release — Fourth Quarter 2005
February 9, 2006

Outlook for First Quarter 2006

        The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2006. The Company expects gross revenues for the first quarter of 2006 to range from $232 million to $234 million, an increase of approximately 48% over the first quarter of 2005, and anticipates diluted earnings per share for the first quarter of 2006 to range from $.10 to $.12 per share. This range of expected earnings per share equates to an approximate increase in net income of 39% over the first quarter of 2005. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2006 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

        On February 10, 2006 at 9:00 a.m. Pacific Time, William W. Sherertz and Michael D. Mulholland will host an investor telephone conference call to discuss fourth quarter 2005 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 4797340. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the investor relations section of the Web site and select webcasts. A replay of the conference call will be available beginning at 11:00 a.m. PT on Friday, February 10, 2006 and ending on February 17, 2006. The access telephone number for the replay is (800) 642-1687 and the access code is 4797340.

        BBSI provides human resource management solutions to large and small companies throughout many regions of the United States.

        Statements in this release about future events or performance, including earnings expectations for the first quarter of 2006, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company’s service areas, the effect of changes in the Company’s mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers’ compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of our primary markets, collectibility of accounts receivable, and the use of net proceeds of approximately $33.1 million and other effects of the Company’s recent follow-on equity offering, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2004 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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